Exhibit 5.1

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, MA 02210

September 20, 2024

CPS Technologies Corp.
111 South Worcester Street

Norton, MA 02766

Ladies and Gentlemen:

We have acted as legal counsel to CPS Technologies Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3, as amended (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of the following securities: (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per shares (“Preferred Stock”), (iii) warrants to purchase Common Stock or Units (as defined below) (“Warrants”), (iv) rights for the purchase of Common Stock (“Rights”), and (v) units comprised of Common Stock, Warrants, Units or other debt securities (“Units”). The Common Stock, Preferred Stock, Warrants, Rights and Units are collectively referred to as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $25,000,000.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed, with your consent, that:

(a)	the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b)

the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c)	no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)	a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)

the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

(f)

the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g)

the Securities offered and sold do not and will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(h)

the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

(i)

the Securities offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(j)

a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(k)

any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion concerning (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction; (ii) the validity or enforceability of any provisions contained in any document, instrument or agreement that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We have also assumed, with your consent, that: (i) the Warrants and any related warrant agreement and the Units and any related unit agreement (collectively, the “Documents”) will be governed by the internal laws of the Commonwealth of Massachusetts; (ii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iii) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iv) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

We are opining herein only as to the federal laws of the United States, the internal laws of the Commonwealth of Massachusetts, and the Delaware General Corporation Law, in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

The Company has the authority pursuant to its Certificate of Incorporation, as amended, to issue up to an aggregate of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock and/or shares of Preferred Stock (with such shares, together with all shares of Common Stock and/or shares of Preferred Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 20,000,000 shares in the case of Common Stock and an aggregate of 5,000,000 shares in the case of Preferred Stock), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock and/or Preferred Stock, as the case may be, will be validly issued, fully paid and nonassessable.

2.

When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Warrant Agreement and all applicable law, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable warrant agreement (if any).

3.

When (a) a Right, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Rights Agreement and all applicable law, such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable warrant agreement (if any).

4.

When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) such Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable unit agreement (if any).

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nutter, McClennen & Fish, LLP

Nutter, McClennen & Fish, LLP